UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  January 3, 2022

BITNILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NILE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 30, 2021 (the “Closing Date”), Third Avenue Apartments LLC (“Third Avenue Apartments”), which is a wholly owned subsidiary of AGREE Madison, LLC, a wholly owned subsidiary of Ault Global Real Estate Equities, Inc., a wholly owned subsidiary of Ault Alliance, Inc. (“Ault Alliance”), which in turn is a wholly owned subsidiary of BitNile Holdings, Inc. (the “Company”), closed upon the acquisition of certain real property located at the southeast corner of 5th Street North and 3rd Avenue North in St. Petersburg, Florida (the “Real Property”) together with all improvements on the Real Property and all singular rights and appurtenances pertaining thereto, including, but not limited to, (i) all entitlements, easements, rights, mineral rights, oil and gas rights, water, water rights, air rights, development rights and privileges appurtenant to the Real Property, (ii) all tangible personal property, owned and assignable by Seller, located on or used in connection with the Real Property, including, without limitation, engineering studies, soils reports, (iii) all warranties, guaranties, indemnities and other similar rights relating to the Real Property and/or the assets transferred hereby, (iv) all permits, licenses, consents, approvals and entitlements related to the Real Property, (v) any rights of way, appendages appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to the Real Property or any portion thereof, if any, and used in conjunction therewith, and (vi) all intangible rights directly relating to the Real Property (collectively, with the Real Property, the “Property”).

The Property was acquired on the Closing Date from Third Avenue at St Petersburg LLC (the “Seller”) pursuant to a contract of sale (the “Sale Agreement”) entered into by Third Avenue Apartments and the Seller. The purchase price for the property was $15,500,000, of which $1,500,000 was previously funded on deposit and the remaining $14,000,000 was paid by the Company on the Closing Date. The Company plans to use the Property for the development of a high-rise multi-family project.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Sale Agreement, which is annexed hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 7.01	Regulation FD Disclosure

On December 31, 2021, the Company issued a press release announcing the acquisition of the Property. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Form of Contract of Sale
99.1	Press Release issued by the Company on December 31, 2021
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITNILE HOLDINGS, INC.

Dated: January 3, 2022	/s/ Henry Nisser
Henry Nisser President and General Counsel